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                                                                   EXHIBIT 10.44

                                 PROMISSORY NOTE

FRONT ROYAL, VIRGINIA                                        DATE: JUNE 30, 2003

PRINCIPAL AMOUNT: US $25,000,00
INTEREST RATE: 5% per annum

DUE DATE: JUNE 30, 2004

FOR VALUE RECEIVED the undersigned, Syndicated Food Services International Inc., a Florida corporation ( the "Borrower") promises to pay to the order of Cannon Pack-Enterprises, Inc., OR ITS SUCCESSORS OR ASSIGNS (the "Holder"), the sum of TWENTY FIVE THOUSAND DOLLARS (USD $25,000.00) (the "Principal") on June 30, 2004 (The "Maturity Date"), together with the interest at the rate of Five per cent (5%) per annum on the principal amount outstanding from time to time until paid in full. All sums due hereunder shall be paid by the Borrower to the Holder of this Promissory Note at such address as designated by the Holder of this Promissory Note to the Borrower.

In the event of any default hereunder the Holders shall be entitled to all remedies at law or in equity and shall be entitled to all costs and expenses incurred by its, including attorneys fees.

This Promissory Note shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to conflict of law principles. Each of the Holder and the Borrower waives the right to contest the jurisdiction or venue of either of such courts or to claim it is an inconvenient forum.

Neither the Borrower nor the Holder may claim the right to have a jury trial and the Borrower shall have no right of offset or counterclaim.

The Borrower expressly waives the right to notice of any default or the right to presentment or demand.

SYNDICATED FOOD SERVICE INTERNATIONAL INC.,

By: /s/ THOMAS P. TANIS, JR.
    --------------------------------
    THOMAS P. TANIS, JR.
    CHIEF EXECUTIVE OFFICER

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